Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(4,977,155)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(4,901,983)
Dividend Income	124,332
Interest Income	122,052
ETF Transaction Fees	1,400
Total Income (Loss)	$(9,631,354)

Expenses
General Partner Management Fees	$36,500
Brokerage Commissions	5,227
Directors' Fees and insurance	991
License fees	913
Total Expenses	$43,631
Net Income (Loss)	$(9,674,985)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/25	$89,986,733
Withdrawals ((200,000) Shares)	(11,947,085)
Net Income (Loss)	(9,674,985)

Net Asset Value End of Month	$68,364,663
Net Asset Value Per Share (1,200,000 Shares)	$56.97

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596